Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 3 to Form S-1/A Registration Statement of our report dated March 25, 2004 relating to the financial statements and financial statement schedule of Huron Consulting Group Inc., which appear in such Amendment No. 3 to Form S-1/A Registration Statement. We also consent to the reference to us under the heading “Experts” in such Amendment No. 3 to Form S-1/A Registration Statement.

/S/    PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois

September 1, 2004